     THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN PARAGRAPH 3 HEREIN. THIS NOTE WAS ORIGINALLY ISSUED ON JUNE 1, 1993 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN PARAGRAPH 9 HEREIN.

                          SUBORDINATED PROMISSORY NOTE

June 1, 1993                                                         $13,500,000


          THE TRIUMPH GROUP HOLDINGS, INC., a Delaware corporation (the "Company"), hereby promises to pay to MDR Corporation (the "Seller"), or its permitted assigns (the Seller and each of its permitted assigns is a "Holder") the principal amount of Thirteen Million Five Hundred Thousand Dollars, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. This Note is the "SUBORDINATED NOTE" issued pursuant to that certain Stock and Asset Purchase Agreement, dated as of April 21, 1993 (the "PURCHASE AGREEMENT"), by and among the Company, the Seller and the other parties named therein. Certain defined terms used herein are set forth in paragraph 14 hereof.


          1. PAYMENT OF INTEREST. Interest shall accrue at the rate of ten percent (10%) per annum, compounded quarterly, on the unpaid principal amount of this Note outstanding from time to time. Subject to the provisions of subparagraph 2(c) and paragraph 3 hereof, the Company shall pay to the holder of this Note quarterly, in arrears, all accrued interest on each March 31, June 30, September 30 and December 31 during the term of this Note (each such date being hereinafter referred to as an "INTEREST PAYMENT DATE"), beginning on September 30, 1993. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the remaining principal amount of this Note is paid. Interest shall accrue on any principal payment due under this Note, and, unless otherwise prohibited under applicable law, on any interest which has not been paid on the date on which it is due, until such time as payment therefor is actually delivered to the holder of this Note.

          2.   PAYMENT OF PRINCIPAL ON NOTE.

          (a) SCHEDULED PAYMENT. The Company shall repay 50% of the original principal amount of this Note, together with all accrued and unpaid interest thereon on June 1, 2002 (the "INITIAL PRINCIPAL

PAYMENT DATE"). The Company shall repay the entire remaining principal amount of this Note, together with all accrued and unpaid interest thereon, on June 1, 2003 (the "Maturity Date").

          (b) PREPAYMENTS.

          (i) OPTIONAL. Subject to the provisions of paragraph 3 hereof, the Company may, at any time and from time to time without premium or penalty, prepay all or a portion of the outstanding principal amount of this Note.

          (ii) MANDATORY. At such time as the Superior Debt is no longer outstanding, the Company shall, within 90 days after the end of each if its fiscal years, use 50% of Excess Cash Flow (as defined in the Senior Loan Agreement) for such prior fiscal year to make prepayments of the outstanding principal amount of this Note.

          (c) TIME OF PAYMENT. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

          3.   SUBORDINATION; RESTRICTIONS ON PAYMENT.

          (a) Notwithstanding anything in this Note to the contrary, the obligations of the Company in respect of the principal, interest, fees and charges on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Superior Debt.

          (b) Upon the occurrence of any Insolvency Event with respect to the Company or upon any acceleration of the Superior Debt, then:

          (i) the holders of Superior Debt shall be entitled to receive payment in full in cash of all principal, premium, interest, fees and charges then due on all Superior Debt (including interest, fees and charges accruing thereon after the commencement of any such proceedings) before the Holder is entitled to receive any payment on account of principal, interest or other amounts due (or past due) upon this Note, and the holders of Superior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note; and

          (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this subparagraph 3(b) shall be paid or delivered by the Company directly to the holders of all Superior Debt in the manner provided in paragraph 3(f) below, for application in payment thereof until all Superior Debt (including interest, fees and charges accrued thereon after the date of commencement of such proceedings) shall have been paid in full (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion (hereinafter "Acceptable Assets")).

          (c) Until all Superior Debt shall have been paid in full in Acceptable Assets, the Company shall not, directly or indirectly, make any payment of any amount payable with respect to this Note if there shall have occurred and be continuing or there would exist as a result of such payment or distribution any default or event of default under any of the terms of any Superior Debt Agreement which (whether with or without notice, lapse of time or both) would permit the holder of such Superior Debt to accelerate all or any portion of such Superior Debt (collectively, the "BLOCKAGE EVENTS"); provided that if, immediately prior to the time a particular payment is due hereunder, (x) no Blockage Event is continuing, and (y) payment in full of the amount then due is prohibited by this paragraph 3(c), then the Company shall be permitted to, and shall, pay to the Holder the maximum portion of such amount as would not create a default under any of the terms of any Superior Debt Agreement which (whether with or without notice, lapse of time or both) would permit the holder of such Superior Debt to accelerate all or any portion of such Superior Debt. The Company shall use reasonable efforts to notify the Holder in writing of the occurrence of a Blockage Event; provided that notwithstanding anything to the contrary in this Note, the failure of the Company to so notify the Holder of the occurrence of a Blockage Event shall have no effect on the obligations of the Company or the Holder during the continuance of such Blockage Event as set forth herein.

          (d) Any amendment or modification of the terms of paragraph 3 of this Note shall not be effective against any Person who was a holder of Superior Debt prior to or at the time of such amendment or modification unless such holder of Superior Debt so consents in writing.

          (e) The holders of Superior Debt may, at any time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of Superior Debt so held or exercise any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the Holder. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such compromise, alteration, amendment, renewal, change, waiver, consent or other action is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

          (f) If, notwithstanding the provisions of paragraph 3 of this Note, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Holder in contravention of this paragraph 3 before all the Superior Debt shall have been paid in full in Acceptable Assets, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Superior Debt or their duly appointed agents for application of payment according to the priorities of such Superior Debt and ratably among the holders of any class of Superior Debt. Such payments received by the Holder and delivered to the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Company or received by the Holder. In the event of the failure of any Holder to endorse or assign any such payment, distribution or security, each holder of any Superior Debt is hereby irrevocably authorized to endorse or assign the same.

          (g) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of paragraph 3 of this Note by any act or failure to act on the part of the Company.

          (h) If there shall exist any Blockage Event, no Holder shall (other than in connection with a failure by the Company to make a scheduled principal payment) take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note (and if this Note has already been accelerated, the holder will, immediately upon becoming aware of the occurrence of such Blockage Event, reverse such acceleration), the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction, unless and until the Superior Debt shall have been fully and finally paid in Acceptable Assets and satisfied, unless one or more of the holders of the Superior

Debt shall have commenced any action or taken any judicial action to enforce their rights as provided in their respective agreements relating to, or instruments evidencing, their Superior Debt in connection with an Insolvency Event (other than an action to dismiss a proceeding commenced against the Company).

          Notwithstanding the foregoing or any permissible action taken by the Holder, the Holder shall not be entitled to receive any payment in contravention of the other provisions of this paragraph 3, including, without limitation, subparagraphs 3(b), 3(c) and 3(f). Notwithstanding anything to the contrary in this subparagraph 3(h), the Holder may take such steps as are necessary to avoid a loss of its rights as a result of the running of any applicable statute of limitations or any other statute or rule which limits the time for filing claims, or making proofs of claims, or would otherwise cause a claim to be timebarred.

          (i) If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this paragraph 3 shall have been applied, pursuant to the provisions of this paragraph 3, to the payment of the Superior Debt, then in such case and to such extent, the Holder (x) shall be entitled to receive from the holders of Superior Debt then outstanding any payments or distributions received by such Persons in excess of the amount sufficient to pay all of the Superior Debt in full in Acceptable Assets (whether or not then due), (y) following payment in full in Acceptable Assets of the Superior Debt, shall be entitled to receive any and all further payments or distributions applicable to the Superior Debt, and (z) following payment in full in Acceptable Assets of the Superior Debt, shall be subrogated to the rights of the holders of Superior Debt to receive distributions applicable to the Superior Debt, in each case until this Note shall have been paid in full. If the Holder has been subrogated to the rights of the holders of Superior Debt due to the operation of this subparagraph 3(i), the Company agrees to take all such actions as are reasonably requested by such Person in order to cause such Person to be able to obtain payments from the Company with respect to such subrogation rights as soon as possible.

          (j) The provisions of this paragraph 3 are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the Holder on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the Holder, the obligations of the Company which are absolute and unconditional, to pay to the Holder the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holder and creditors of the Company other than the holders of Superior Debt, nor, except as provided in this paragraph 3, will anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this paragraph 3 of the holders of Superior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this paragraph 3.

          4.   EVENTS OF DEFAULT.

          (a) DEFINITION. For purposes of this Note, an "EVENT OF DEFAULT" shall be deemed to have occurred if:

          (i) the Company shall default in the payment of (A) principal of this Note on the date when due, whether at maturity, by acceleration or otherwise, or (B) the portion of the interest on this Note which is permitted to be paid pursuant to paragraph 3(c) above within 5 days of the date when due;

          (ii) an Insolvency Event occurs with respect to the Company; or

          (iii) a Change in Ownership occurs. A "CHANGE IN OWNERSHIP" will be deemed to have occurred if (a) Citicorp Venture Capital, Ltd. ("CVC") and its Affiliates cease to own at least one-third (1/3) of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), on a fully diluted basis, if, at such time, the Common Stock is not registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or (b) the Company sells all or substantially all of its assets to an Independent Third Party. For purposes of this paragraph (iii), "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a "5% OWNER"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons. In connection with any sale of a material amount of assets by the Company to an Independent Third Party which does not constitute a Change in Ownership hereunder, the Company shall use the net proceeds received in such transaction to repay the Superior Debt then outstanding and/or replace assets sold in such transaction as required by the Senior Loan Agreement.

          (b) CONSEQUENCES OF EVENTS OF DEFAULT. The provisions of this paragraph 4(b) are expressly subject to paragraph 3 hereof.

          (i) If an Event of Default of the type described in clause (i) or
     (iii) of subparagraph 4(a) has occurred and is continuing, the Holder may declare all or any portion of the outstanding principal amount of this Note due and payable and demand immediate payment of all or any portion of the outstanding principal amount of this Note. If the Holder demands immediate payment of all or any portion of this Note, the Company shall immediately pay to such Holder the principal amount of this Note requested to be paid together with all accrued and unpaid interest thereon.

          (ii) If an Event of Default of the type described in clause (ii) of subparagraph 4(a) has occurred, all of the outstanding principal amount of this Note shall automatically be immediately due and payable without any notice or other action on the part of the Holder.

          (iii) Upon the occurrence of an Event of Default, the Holder shall also have any other rights which such Person may have pursuant to applicable law; provided that no Holder shall have the right to set-off or any similar right prior to payment in full in Acceptable Assets of the Superior Debt.

          6. SUPERIOR DEBT. Without the prior written consent of the Majority Holders, the Company shall not permit the amount of Superior Debt to exceed an aggregate of $90 million.

          7. RESTRICTED PAYMENTS. So long as any portion of the principal amount of this Note (together with all accrued interest thereon) remains outstanding, without the prior written consent of the Majority Holders, the Company shall not (a) declare or pay any cash dividends or make any cash distributions upon any of its Common Stock or (b) redeem, retire, purchase or otherwise acquire any of its equity securities for cash (other than redemptions, retirements, purchases or acquisitions of equity securities from employees in connection with the termination of their employment) (each such prohibited declaration, payment, distribution, purchase, redemption, acquisition or retirement being referred to as a "RESTRICTED PAYMENT"); provided that at such time as the Superior Debt is no longer outstanding, the Company may use up to 50% of Excess Cash Flow to make Restricted Payments.

          8. FINANCIAL STATEMENTS. So long as any portion of the principal amount of this Note remains outstanding and the Seller is the holder of at least a majority of such outstanding principal amount, the Company will deliver to the Seller (a) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income for such quarterly period, and consolidated balance sheets as of the end of such quarterly period, and all such statements will be prepared in accordance with United States generally accepted accounting principles, consistently applied ("GAAP"), and (b) within 120 days after the end of each fiscal year, audited consolidated statements of income for such fiscal year and audited consolidated balance sheets as of the end of such fiscal year, all prepared in accordance with GAAP.

          9. TRANSFER RESTRICTIONS. This Note has not been registered under the Securities Act of 1933, as amended or any comparable state securities law. If the Holder desires to transfer this Note, such Person first must furnish the Company with (i) a written opinion reasonably satisfactory to the Company in form and substance from counsel reasonably satisfactory to the Company to the effect that the Holder may transfer this Note as desired without registration under the Securities Act or any relevant state securities law and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Company in form and substance agreeing to be bound by all of the provisions of this Note, including, without limitation, the subordination provisions set forth in paragraph 3 hereof.

          10. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of (i) the Majority Holders, and (ii) the holders of a majority of the outstanding principal amount of the Senior Notes.

          11. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          12. PLACE OF PAYMENT; NOTICES. Payments of principal and interest and any notice hereunder are to be delivered to the Holder at the following address:

                         MDR Corporation
                         Silverside Carr Executive Center
                         501 Silverside Road
                         Wilmington, DE 19809

or to such other address as specified in a written notice delivered to the Company by Holder. Notices sent by the Company shall be deemed received when delivered personally or one (1) day after being sent by Federal Express or other overnight carrier or three (3) days after being sent by certified or registered mail.

          13. GOVERNING LAWS. The validity, construction, and interpretation of this Note will be governed by the internal laws, and not the laws of conflicts, of the State of New York.

          14. DEFINITIONS. Unless otherwise indicated herein, capitalized terms used in this Note shall have the meanings given such terms in the Purchase Agreement.

          "INDEBTEDNESS" shall mean, with respect to any Person at a particular time, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including guarantees in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "MAJORITY HOLDERS" means the holders of Notes representing a majority of the principal amount then outstanding under all of the Notes.

          "NOTES" means all of the Notes issued pursuant to the Purchase Agreement.

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof.

          "SENIOR LENDER" means the Lender or Lenders as defined in the Senior Loan Agreement.

          "SENIOR LOAN AGREEMENT" means that certain Financing and Security Agreement, dated as of July 22, 1993, by and among The CIT Group/Business Credit, Inc., as Lender and as Agent for the Lender(s) named or to be named therein, the Company and certain Subsidiaries of the Company as Borrowers and certain Subsidiaries and affiliates of the Company as Guarantors, including all amendments, modifications, supplements, waivers, extensions and refinancings thereof.

          "SENIOR NOTE" means the promissory note(s) issued to the Senior Lender by the Company and certain of its Subsidiaries on July 22, 1993 pursuant to the Senior Loan Agreement in the original principal amount of up to $55 million, including all amendments, modifications, supplements, waivers, extensions and refinancings thereof.

          "SUBSIDIARY" shall mean any Person which the Company has the direct or indirect right to control, direct or cause direction of management and policies of, whether through the ownership of voting securities, by contract or otherwise.

          "SUPERIOR DEBT" means the Indebtedness evidenced by the Senior Note and such additional Indebtedness incurred by the Company and its Subsidiaries from time to time and permitted under paragraph 5 above.

          "SUPERIOR DEBT AGREEMENT" means any agreement relating to, or instrument evidencing, any Superior Debt.


          IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                                        THE TRIUMPH GROUP HOLDINGS, INC.


                                        By: /s/ Richard C. Ill
                                            ----------------------------
                                        Its: President
                                            ----------------------------